Consent of Independent Registered Public Accounting Firm

Forticell Bioscience, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-80799) of Forticell Bioscience, Inc. of our report dated March 31, 2008 relating to the consolidated financial statements, which appear in this Form 10-KSB. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

New York, New York
March 31, 2008